Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Ohio Dividend Advantage Municipal Fund
333-53272
811-09463


A special meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the new Fundamental Investment Policies are as follows:

<c> Common and MuniPreferred shares voting
together as a class


To approve the elimination of the fundamental policies relating to investments in municipal securities and below investment grade securities.


   For
            1,798,712
                      254
   Against
                 97,204
                        15
   Abstain
                 63,076
                          7
   Broker Non-Votes
               608,963
                      831
      Total
            2,567,955
                   1,107



To approve the new fundamental policy relating to investments in municipal securities.


   For
            1,830,063
                      254
   Against
                 76,636
                        18
   Abstain
                 52,293
                          4
   Broker Non-Votes
               608,963
                      831
      Total
            2,567,955
                   1,107

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012622.